Exhibit 99.1

Thimble Point Acquisition Corp.

Lock-Up Agreement

November 14, 2021

Thimble Point Acquisition Corp.

195 Church Street, 15th Floor

New Haven, Connecticut 06510

Re:	Thimble Point Acquisition Corp. - Lock-Up Agreement

Ladies and Gentlemen:

This agreement (the “Lock-Up Agreement”) is being delivered to you in connection with the subscription agreements (each a “Purchase Agreement”) entered into by Thimble Point Acquisition Corp., a Delaware corporation (the “Company”) and the certain purchasers named on Exhibit A thereto (the “Purchasers”) on June 21, 2021 providing for the purchase (the “Placement”) by each Purchaser of shares of that number of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”) as set forth on the signature page of the applicable Purchase Agreement (the “Purchased Shares”).

In consideration of the agreement by the Company to sell the Purchased Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (the “Undersigned”) agrees that, during the period that commences on the date of this Lock-Up Agreement and will continue for 180 days after the date of the issuance of the shares pursuant to the Purchase Agreement (the “Lock-Up Period”), the Undersigned will not Transfer (as defined below) any Purchased Shares or publicly disclose the intention to make any such Transfer. The foregoing restriction is expressly agreed to preclude the Undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Purchased Shares even if such Purchased Shares would be disposed of by someone other than the Undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Purchased Shares.

“Change in Control” means (i) the transfer (whether by tender offer, merger, stock purchase, consolidation, reorganization or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company or (ii) the sale, exchange, or transfer of all or substantially all of the Company’s assets.

“Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

The foregoing restrictions shall not apply to (i) transactions relating to shares or other securities other than the Purchased Shares, including shares of Class A Common Stock acquired in open market transactions; (ii) Transfers of shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock as a bona fide gift or charitable contribution; (iii) Transfers of shares of Class A Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the Undersigned or any other person with whom the Undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (iv) Transfers by will or intestate succession upon the death of the Undersigned; (v) the Transfer of Purchased Shares pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (vi) if the Undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (x) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Undersigned, or (y) distributions or dispositions to partners, direct or indirect limited liability company members or stockholders of the Undersigned, including, for the avoidance of doubt, where the Undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vii) if the holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (viii) Transfers to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under the foregoing (i) through (vii); (ix) Transfers pursuant to a bona fide third-party tender offer or a merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company (provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Purchased Shares shall remain subject to this Agreement); (x) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act (provided, however, that such plan does not provide for the Transfer of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock during the Lock-up Period); (xi) Transfers of shares of Class A Common Stock to the Company in connection with the repurchase of the Purchased Shares in connection with the termination of the Undersigned’s employment with the Company pursuant to contractual agreements with the Company; (xii) Transfers of shares of Class A Common Stock to the Company in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Class A Common Stock; (xiii) Transfers to the Company through the exercise of a stock option granted under a stock incentive plan or stock purchase plan or a warrant, and the receipt by the Undersigned from the Company of shares of Common Stock upon any such exercise, insofar as such option or warrant expires during the Lock-up Period; or (ix) connection with the entry into a pledge or post as collateral of the Purchased Shares as collateral in connection with a bona fide loan transaction; provided that the Purchased Shares encumbered or pledged in connection with such a loan remain subject to this Agreement; and provided further that prior to entering into the collateral agreement or similar agreement in connection with the loan transaction, each pledgee shall execute and deliver to the Company a lock-up agreement in the form of this Agreement to take effect in the event that the pledgee takes possession of the Purchased Shares as a result of a foreclosure, margin call or similar disposition; provided that, in each case of the foregoing clauses (i)-(ix), the underlying shares shall continue to be subject to the restrictions on Transfer set forth in this Agreement; provided, further, that in the case of any Transfer pursuant to Sections (ii) through (vii) of the following paragraph, each donee, distribute, pledgee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

Notwithstanding the provisions set forth in above, the Undersigned may Transfer the Purchased Shares during the Lock-up Period (i) to (y) any direct or indirect partners, members or equity holders of such Undersigned, or any related investment funds or vehicles controlled or managed by such persons, or (z) any other Purchaser or any direct or indirect partners, members or equity holders of such Purchaser, any affiliates of such Purchaser or any related investment funds or vehicles controlled or managed by such persons or entities, (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iv) in the case of an individual, pursuant to a qualified domestic relations order, (v) in the case of a trust, by distribution to one or more of the permissible beneficiaries of such trust, (vi) to the partners, members or equity holders of such Undersigned by virtue of the Undersigned’s organizational documents, as amended, upon dissolution of the Undersigned, (vii) to the Company, (viii) in connection with a bona fide liquidation, merger, stock exchange, reorganization, tender offer or other similar transaction involving a Change in Control of the Company which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the date of this Agreement. The parties acknowledge and agree that any permitted transferee of the Undersigned shall be subject to the transfer restrictions set forth in this Agreement with respect to the Purchased Shares upon and after acquiring such Purchased Shares.

Any attempt to Transfer any Purchased Shares that is not in compliance with this Agreement shall be null and void ab initio, and Company shall not, and shall cause any transfer agent not to, give any effect in Company’s stock records to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement. The Undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Purchased Shares except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the termination of the Purchase Agreement before the sale of any Shares to the Purchasers and (ii) December 21, 2021 in the event that the Purchase Agreement has not been executed by such date.

The Undersigned understands that the Company and the several underwriters of the Placement are relying upon this Lock-Up Agreement in proceeding toward consummation of the Placement (the “Reliance”). The Undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the Undersigned’s heirs, legal representatives, successors, and assigns.

Sections 9, 10(a), 10(i), 10(k) – 10(s) of the Purchase Agreement shall apply mutatis mutandis to this Lock-Up Agreement.

This Lock-Up Agreement and the Purchase Agreement (including the schedules thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between THMA and the Undersigned, with respect to the subject matter hereof. Except for the Reliance, this Lock-Up Agreement shall not confer any rights or remedies upon any person other than THMA and the Undersigned, and their respective successor and assigns, and THMA and the Undersigned acknowledge that such persons so referenced are third party beneficiaries of this Lock-Up Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to such provisions.

Very truly yours,

By:

Name of Stockholder:

If applicable, Entity Name:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, THMA has accepted this Lock-Up Agreement as of the date set forth below.

Thimble Point Acquisition Corp.

By:
Name:
Title:

Date:                 , 2021